UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2013

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Motors Liquidation Company GUC Trust (the “GUC Trust”) previously announced, on June 27, 2013, the commencement of a court-ordered mediation process (the “Nova Scotia Mediation”) in the ongoing litigation (the “Nova Scotia Litigation”) to disallow, equitably subordinate or reduce certain claims filed in the bankruptcy cases of Motors Liquidation Company (“MLC”) and its affiliates by or on behalf of the holders of the 8.375% guaranteed notes due December 7, 2015 (the “2015 Notes”) and the 8.875% guaranteed notes due July 10, 2023 (the “2023 Notes”), in each case issued in 2003 by General Motors Nova Scotia Finance Company (collectively, the “Nova Scotia Notes”).

On September 26, 2013, the parties to the Nova Scotia Mediation entered into a proposed settlement agreement (the “Settlement Agreement”) relating to the Nova Scotia Litigation, the principal terms of which include:

(i)	the allowance of a $1.073 billion general unsecured claim against the MLC estate in favor of the holders of the Nova Scotia Notes, based upon MLC’s guarantee of the Nova Scotia Notes (the “Guarantee Claim”);

(ii)	the reduction of the approximately $1.608 billion claim filed by Green Hunt Wedlake, Inc. as trustee for General Motors Nova Scotia Finance Company (the “Nova Scotia Trustee”) to $477 million, and the allowance of that claim as so reduced as a general unsecured claim against the MLC estate (the “Wind-Up Claim”);

(iii)	the payment by General Motors of Canada Limited of $50 million in cash to the Nova Scotia Trustee, to be applied in part to pay certain fees and expenses of certain parties to the Nova Scotia Mediation in the amount of $17.5 million (plus any additional amounts owed by General Motors Nova Scotia Finance Company to the Canadian Office of Superintendent of Bankruptcy pursuant to applicable bankruptcy laws in Canada), with the remainder to be distributed to the holders of the Nova Scotia Notes allocated as follows: approximately 57.43% to the 2015 Notes and approximately 42.57% to the 2023 Notes; and

(iv)	various releases from liability by all past, present and future holders of Nova Scotia Notes and the other parties to the Settlement Agreement.

The Settlement Agreement requires the GUC Trust to make the following distributions in accordance with the terms of the Amended and Restated Motors Liquidation Company GUC Trust Agreement, dated as of June 11, 2012, as subsequently amended (the “GUC Trust Agreement”), on an accelerated basis:

(i)	a special distribution (the “Initial Distribution”) of common stock of General Motors Company (the “GM Common Stock”), warrants to purchase GM Common Stock and units of beneficial interest in the GUC Trust (the “GUC Trust Units”), pursuant to Sections 5.3 and 5.8 of the GUC Trust Agreement, to the holders of record of the Nova Scotia Notes as of a date (the “Noteholder Record Date”) following the expiration of the Settlement Appeals Periods (as defined below), as the beneficial holders of the allowed portions of the Guarantee Claim and the Wind-Up Claim, on account of such claims; and

(ii)	a special distribution of excess distributable assets of the GUC Trust, pursuant to Sections 5.4 and 5.8 of the GUC Trust Agreement, to all holders of record of the GUC Trust Units (including the GUC Trust Units distributed in the Initial Distribution) as of a record date to be set after the date of the Initial Distribution.

The Initial Distribution will consist of, in the aggregate, (a) 6,174,015 shares of GM Common Stock, (b) 5,612,741 warrants to acquire GM Common Stock at an exercise price of $10.00, expiring July 10, 2016, (c) 5,612,741 warrants to acquire GM Common Stock at an exercise price of $18.33, expiring July 10, 2019, and (d) 1,550,000 GUC Trust Units. In addition, in the event that any assets become available for distribution to holders of general unsecured claims against the MLC estate in respect of the legal action styled as Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al. (Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009)) (the “Term Loan Avoidance Action”), such distributions will be made to the holders of the Nova Scotia Notes as of the Noteholder Record Date, as the beneficial holders of the allowed portions of the Guarantee Claim and the Wind-Up Claim. For additional information regarding the Term Loan Avoidance Action, please see the disclosure in the GUC Trust’s Form 10-K, filed on March 31, 2013, under the headings “Item 1. Business—Term Loan Avoidance Action” and “Item 3. Legal Proceedings—Term Loan Avoidance Action.”

The Settlement Agreement also requires, on or before September 27, 2013, the GUC Trust to file a motion with the Bankruptcy Court for the Southern District of New York, and the Nova Scotia Trustee to file a motion with the Supreme Court of Nova Scotia, in each case seeking the approval by such court of the Settlement Agreement. The Settlement Agreement is subject to, among other things, the receipt of such court approvals, and the terms of the Settlement Agreement are not binding on the GUC Trust or the other parties until such court approvals are obtained and until the applicable deadlines for appeal (the “Settlement Appeals Periods”) have expired. The Settlement Agreement is also subject to (i) the withdrawal, disallowance and/or expungement of all other claims filed in the bankruptcy cases of MLC in respect of the Nova Scotia Notes, (ii) the withdrawal of the New GM Administrative Claim, as defined and to the extent set forth in the Settlement Agreement, (iii) the withdrawal of the Rule 60(b) Motion, as defined in the Settlement Agreement, and (iv) the dismissal of the Nova Scotia Litigation and all ancillary proceedings thereto.

The foregoing description is qualified in its entirety by to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 and which is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, dated September 26, 2013, among the Motors Liquidation Company GUC Trust, General Motors Nova Scotia Finance Corporation, Green Hunt Wedlake, Inc. as trustee of General Motors Nova Scotia Finance Company, General Motors LLC and the other parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2013

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated September 26, 2013, among the Motors Liquidation Company GUC Trust, General Motors Nova Scotia Finance Corporation, Green Hunt Wedlake, Inc. as trustee of General Motors Nova Scotia Finance Company, General Motors LLC and the other parties named therein.